EXHIBIT 10.68

                                ESCROW AGREEMENT


         This Agreement is entered into as of June 1, 1998, among Will Jeffrey, Esq. (the "Escrow Agent"), Galacticomm Technologies, Inc. (the "Company"), and DataSafe Publications, Inc. ("DataSafe").

                                    RECITALS

         A. The Company and DataSafe have entered into a Settlement Agreement, dated as of the date hereof (the "Settlement Agreement"), with respect to the settlement of all claims by DataSafe against the Company and all claims by the Company against DataSafe.

         B. Pursuant to the Settlement Agreement, the Company has agreed to issue to DataSafe up to a maximum of 420,744 shares (the "Maximum Shares") of its common stock, par value $.0001 per share ("Common Stock"), as adjusted in accordance with Section 7 hereof.

         C. The actual number of shares of Common Stock to be issued to DataSafe shall be determined in accordance with this Agreement on the date (the "Distribution Date") which is one year from the closing date of an initial underwritten public offering ("IPO") of the Company's securities.

         D. Pending the Distribution Date, the parties have agreed that the Maximum Shares will be held in escrow by the Escrow Agent pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, it is agreed as follows:

         1. RECITALS. The above recitals are true, correct and incorporated herein by reference.

         2. DEPOSITS WITH ESCROW AGENT. On or prior to the date of this Agreement, A. the Company shall deposit with the Escrow Agent a duly authorized and executed stock certificate in the name of DataSafe representing the Maximum Shares, and B. DataSafe shall deposit with the Escrow Agent the originals and all copies in DataSafe's possession, custody and control of Exhibits 1 through 28 (the "Exhibits") listed by DataSafe in the Initial Pretrial Report filed with the court. Until this Agreement is terminated in accordance with Section 4B. hereof, DataSafe shall be and is hereby deemed the owner of the Maximum Shares with all attendant voting rights and privileges ("Ownership Rights").

         3. DISBURSEMENTS ON DISTRIBUTION DATE. On the Distribution Date (or promptly thereafter in the case of a disbursement pursuant to Section 3.B hereof, but in no event later than three (3) business days), the Escrow Agent shall disburse to DataSafe a stock certificate ("Certificate") of the Company representing the lesser of:

            A. the Maximum Shares; or



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            B. the number of shares of Common Stock determined by dividing
$650,000 by the Market Price (as defined below) of the Common Stock.

         For purposes of this Agreement, Market Price shall mean the average of the closing prices of the Common Stock during the 20 business days prior to the Distribution Date. The closing price for each such business day shall be: (i) the last reported sale price of the Common Stock on the principal securities exchange registered under the Securities Exchange Act of 1934 on which the Common Stock is listed or admitted to trading; (ii) if the Common Stock is not listed or admitted to trading on any such exchange, the last reported sale price of the Common Stock (or the average of the quoted closing bid and asked prices if there were no reported sales) as reported by NASDAQ or any comparable system; or (iii) if the Common Stock is not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as certified by Morgan Stanley Dean Witter. In the event that there is no trading market for the Common Stock on the Distribution Date, then the Market Price shall be $2.56 per share.

         As soon as practicable after the Distribution Date, and in no event later than three (3) business days after the Distribution Date, the Company and DataSafe shall jointly notify the Escrow Agent in writing of the number of shares of Common Stock determined in accordance with this Section 3.B. In the event that such number of shares of Common Stock is less than the Maximum Shares, the Company shall, within 3 business days of such notice, furnish the Escrow Agent with a Certificate in the name of DataSafe representing the number of shares of Common Stock set forth in the notice. Upon receipt of the Certificate, the Escrow Agent shall promptly: (i) disburse the Certificate to DataSafe; and (ii) return to the Company for cancellation the stock certificate for the Maximum Shares placed in escrow pursuant to Section 2 hereof.

         C. If the Certificate is disbursed to DataSafe pursuant to Section 3.B hereof, and if the Company, as required under the Registration Rights Agreement (the form of which is attached hereto as Annex "A"), effects the registration with the Securities and Exchange Commission of the shares of Common Stock represented by the Certificate which DataSafe has requested to be so registered, then promptly after such registration DataSafe and the Company shall jointly notify the Escrow Agent in writing to disburse the Exhibits to the Company. Within two (2) business days' of the Escrow Agent's receipt of such notice, the Escrow Agent shall disburse the Exhibits to the Company.

         4. TERMINATION OF ESCROW. This Agreement shall terminate on the earlier to occur of:

            A. the disbursement of the Certificate and the Exhibits by the Escrow Agent pursuant to Section 3 hereof; or



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                  B. December 31, 1998, if there has not been a closing of the
IPO prior to December 31, 1998. Promptly upon the termination of the escrow pursuant to this Section 4.B., the Escrow Agent shall return the stock certificate for the Maximum Shares to the Company and shall return the Exhibits to DataSafe. In such event, DataSafe shall be entitled to reinstate the Litigation, and the Company shall be entitled to assert all defenses and counterclaims the Company has against DataSafe in connection with the Litigation.

         5. REGISTRATION RIGHTS. The shares ("Shares") of Common Stock represented by the Certificate disbursed to DataSafe by the Escrow Agent shall be entitled to the demand registration rights set forth in the Registration Rights Agreement. The Company and DataSafe shall each execute and deliver the Registration Rights Agreement to the other party contemporaneous with the execution and delivery of this Agreement.

         6. IPO. During the term of this Agreement, DataSafe agrees to fully cooperate with and to take such action as may be reasonably requested by the Company at the Company's expense in order to consummate its planned IPO, provided that DataSafe and its shareholders, officers and directors shall have no liability for, and shall be fully defended and indemnified by the Company against all claims, demands, lawsuits, liabilities and expenses arising in connection with or as a result of the Company's IPO, unless DataSafe provides the Company with written information, including but not limited to, written answers to the NASD Questionnaire, which includes any untrue statement of a material fact or omits to state a material fact necessary in order for the written statements made by DataSafe, in light of the circumstances under which they were made, not to be misleading. Without limiting the generality of the foregoing, DataSafe shall, contemporaneous with the delivery of this Agreement, complete, execute and deliver to the Company the NASD Questionnaire, a copy of which is attached hereto as Annex "B".

         7. ADJUSTMENT OF SHARES. In the event of any increase or decrease in the Common Stock of the Company by reason of stock dividends, split-ups, reorganization, merger, consolidation or a combination or exchange of shares or the like, the kind of shares and the number of shares subject to this Agreement shall be appropriately adjusted so that the kind and number of shares subject to this Agreement shall be increased to include any new shares issued in respect of the Common Stock or decreased proportionately.

         8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to DataSafe that as of the date hereof and the Distribution Date:

            A. The Maximum Shares and the Shares are and, will be as of the Distribution Date, of the same class of Common Stock as will be made available by the Company for sale in their IPO, duly authorized and validly issued to DataSafe as the rightful owner, fully paid, non-assessable, with all documentary stamp taxes of any kind prepaid and free and clear of all encumbrances, other than those restrictions imposed by this Agreement, the Registration Rights Agreement and by applicable United States federal and state securities laws.

            B. The Company has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions

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contemplated hereby. This Agreement has been duly executed and delivered by the
Company and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to bankruptcy or other similar laws now or hereafter in effect relating to creditors' rights generally.

            C. The information provided by the Company to DataSafe in connection with DataSafe's acquisition of the Maximum Shares or the Shares covered by the Certificate, as the case may be, is true, correct and complete as of this date, and does not make any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are being made, not misleading.

            D. The Company has entered into and intends to perform the Settlement Agreement, this Agreement and the Registration Rights Agreement in good faith and shall not engage in any course of conduct or fail to take any reasonable and necessary actions which will preclude the fulfillment of its obligations under the terms and conditions thereof.

         9. REPRESENTATIONS AND WARRANTIES OF DATASAFE. DataSafe hereby represents and warrants to the Company that as of the date hereof and the Distribution Date:

            A. DataSafe is acquiring the Shares for investment purposes and not with a view to, or for resale in connection with, the distribution or disposition thereof (except in a transaction or transaction permitted under the applicable securities laws). DataSafe represents that it has such knowledge and experience in financial and business matters (as required by Rule 506 of Regulation D of the Securities Act of 1933) and has had such opportunity as it deems necessary or appropriate to ask questions of and receive answers from personnel of the Company so as to enable DataSafe to evaluate the merits and risks associated with ownership of the Shares and the business, assets, liabilities, financial condition, cash flow and operations of the Company. All materials and information requested by DataSafe in connection with the Settlement Agreement, this Agreement and the Registration Rights Agreement have been provided to DataSafe to its reasonable satisfaction.

            B. DataSafe understands that the Shares have not been registered under the Securities Act and the following legend shall be placed on the back of the Certificate representing the Shares:

            The securities represented by this certificate can only be transferred in compliance with the Securities Act of 1933, as amended, and applicable state securities laws. The securities may not be sold, transferred or assigned in the absence of an effective registration statement unless, in the opinion of counsel to the Company, such registration is not then required.

            C. DataSafe has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions

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contemplated hereby. This Agreement has been duly executed and delivered by
DataSafe and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of DataSafe, enforceable against DataSafe in accordance with its terms, except as such enforcement may be subject to bankruptcy or other similar laws now or hereafter in effect relating to creditors' rights generally.

             D. DataSafe has entered into and intends to perform the Settlement Agreement, this Agreement and the Registration Rights Agreement in good faith and shall not engage in any course of conduct or fail to take any reasonable and necessary actions which will preclude the fulfillment of its obligations under the terms and conditions hereof.

         10. PLATINUM VAR STATUS. From the execution of, and until the termination of, this Agreement in accordance with its terms (the "Status Period"), DataSafe shall be designated a Platinum Value Added Reseller ("VAR") of the Company (or such other comparable status designation as the Company may adopt to designate its top level resellers) and entitled to all the rights and privileges afforded to the Company's Platinum VARs (or such other comparable status designation as the Company may adopt to designate its top level resellers), including, without limitation, the right to purchase the Company's products at a 47 percent discount off their retail sales price (or whatever maximum percentage discount off their retail sales prices the Company may give its top level resellers under a comparable status designation). In addition, DataSafe shall not be required to meet the monthly volume, certification or initial purchaser requirements imposed by the Company in order to attain and retain Platinum VAR status (or such other comparable status designation as the Company may adopt to designate its top level resellers). The Company shall provide DataSafe during the Status Period with advertising funds and other marketing support equal to the same provided to any other Platinum VAR of the Company (or such other comparable status designation as the Company may adopt to designate its top level resellers). The Company shall also provide to DataSafe during the Status Period (or such other comparable status designation period as the Company may adopt to designate its top level sellers),a readable copy of each of the Company's products and accompanying development tools, which shall only be used by DataSafe in connection with its sale of the Company's software products. Moreover, upon DataSafe's written request, the Company shall promptly, and in no event later than five (5) business days after receipt of the written request, designate in writing a mailing house which shall be available to mail (once per month during the Status Period or such other comparable status designation period as the Company may adopt to designate its top level resellers), DataSafe's marketing and sales material relating to DataSafe's product line for the software of the Company, provided that DataSafe's sales and marketing materials are supplied to the Company at least ten (10) business days in advance of DataSafe's submission of such materials to the mailing house for the Company's written approval, which approval shall not be unreasonably withheld. In the event the Company withholds its written approval, the Company shall designate, in writing, to DataSafe within three (3) business days of the Company's disapproval, the corrections or changes to DataSafe's sales and marketing materials that will be deemed acceptable to the Company. DataSafe shall be responsible to pay all reasonable mailing house fees applicable to bulk mailings.

         11. INDEMNITY. Each of the Company and DataSafe agrees to indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or

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proceedings, at law or in equity, that it may incur or with which it may be threatened by reason of its acting as Escrow Agent as described herein; and in connection herewith, to indemnify the Escrow Agent against any and all expense (including attorney's fees and expenses) or costs of defending any such action, suit, or proceeding or resisting any such claim; provided, however, that the provisions of this paragraph shall not apply in the event of any claim, liability, loss, action, suit, or proceeding resulting from the breach by the Escrow Agent of any provision of this Agreement or from its gross negligence or willful misconduct.

         12. SEVERABILITY. If one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         13. EFFECT OF TERMINATION. Upon the termination of this Agreement pursuant to Section 4 hereof, the provisions of Sections 11, 17 and 18 shall nevertheless remain in full force and effect for so long as Escrow Agent may have any liability hereunder.

         14. REIMBURSEMENT OF EXPENSES. DataSafe and the Company shall equally share all of the reasonable legal fees and expenses incurred by the Escrow Agent in connection with the preparation, operation and administration of this Agreement. However, any and all reasonable legal fees and expenses incurred by the Escrow Agent relating to the enforcement of a party's obligations hereunder shall be borne by the party which is determined by a final, non-appealable court order to have been in breach of such obligations.

         15. KNOWLEDGE AND SUFFICIENCY OF DOCUMENTS. The Escrow Agent shall not be bound by any agreement between any of the other parties hereto. The Escrow Agent's only duty, liability, and responsibility being to receive, hold and deliver the Certificate as herein provided. The Escrow Agent shall not be required in any way to determine the validity or sufficiency, whether in form or substance, of any instrument, document, certificate, statement or notice referred to in this Agreement or contemplated hereby, or the identity or authority of the persons executing the same, and it shall be sufficient if any writing purporting to be such instrument, document, certificate, statement or notice is delivered to the Escrow Agent and purports on its face to be: (i) correct in form and (ii) signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement.

         16. RIGHT OF INTERPLEADER. If any controversy arises between or among the parties hereto with respect to this Agreement, or if the Escrow Agent is in doubt as to what action to take, Escrow Agent may: (i) withhold delivery of the Certificate until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved, and (ii) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. However, the Escrow Agent's right to institute such bill of interpleader shall not be deemed to modify the manner in which Escrow Agent may make disbursements of the Certificate as set forth herein other than to tender the Certificate into the registry of such court. If a bill of interpleader is instituted, or if the Escrow Agent is threatened with litigation or becomes involved in litigation relating to this Agreement or the Certificate, then the parties hereto, as well as their respective successors, heirs, executors and assigns shall jointly and severally be

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responsible for the payment to the Escrow Agent of its reasonable attorney's fees and any and all other disbursements, expenses, losses, costs and damages of Escrow Agent in connection with or resulting from such threatened or actual litigation.

         17. JURY WAIVER. In the event of a lawsuit arising under or otherwise in connection with this Agreement, the parties hereto agree to waive any right to trial by jury.

         18. LIMITATION OF LIABILITY. Except as specifically provided in this Agreement, the Escrow Agent undertakes no duties at law or in equity, expressed or implied, to any of the parties to this Agreement or to any beneficiaries (intended or incidental) of this Agreement. Escrow Agent shall not be liable for loss of profits, indirect, special, consequential, or other similar damages arising out of any breach of this Agreement or obligations under the Agreement.

         19. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) upon the earliest to occur of
(a) receipt, if made by personal service, (b) three days after dispatch, if made by reputable overnight courier service, (c) upon the delivering party's receipt of a written confirmation of a transmission made by cable, by telecopy, by telegram, or by telex or (d) seven days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 19):

                           if to THE COMPANY:

                           Galacticomm Technologies, Inc.
                           4101 SW 47 Avenue
                           Suite 101
                           Ft. Lauderdale, Florida 33314
                           Attention:  Chief Executive Officer
                           Telecopy:  (954) 587-1417

                           with a copy to:

                           Lucio, Mandler, Croland, Bronstein, Garbett,
                           Stiphany & Martinez, P.A.
                           701 Brickell Avenue, Suite 2000
                           Miami, Florida 33131
                           Attention:  Leslie J. Croland, Esq.
                           Telecopy:  (305) 375-8075



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                           if to DATASAFE:

                           1345 E. Main Street, Suite 111
                           Mesa, Arizona 85203
                           Attention:  Chief Executive Officer
                           Telecopy: (602) 890-0837

                           with a copy to:

                           Thompson, Kushner & Rhoades LLP
                           6400 Uptown Blvd. N.E., Suite 550-East
                           Albuquerque, New Mexico 87110
                           Attention:  Randall L. Thompson, Esq.
                           Telecopy:  (505) 884-8008

                           if to ESCROW AGENT:

                           Will Jeffrey, Esq.
                           Lynch, Printz, Aldridge & Grammar, P.A.
                           1200 Pennsylvania, N.E.
                           Albuquerque, New Mexico 87110
                           Telecopy: (505) 255-4029


         20.      MISCELLANEOUS.

                  A. The Escrow Agent may act in reliance upon any instrument or signature believed to be genuine and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so.

                  B. Except as set forth in this Agreement, the Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement and the Certificate, nor shall the Escrow Agent be required to take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, and make deliveries of the certificate covering the Maximum Shares and the Certificate as herein provided or by reason of a judgment or order of a court of competent jurisdiction.

                  C. This Agreement shall be construed and enforced according to the laws of the State of Florida, without regard to principles of conflicts of law thereof. By execution and delivery of this Agreement, each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of any federal court of competent jurisdiction located in Albuquerque, New Mexico.

                  E. The rights created by this Agreement shall inure to the benefit of, and the obligations created thereby shall be binding upon, the successors and assigns of the parties to this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ESCROW AGENT                           DATASAFE PUBLICATIONS, INC.


By: /s/ WILL JEFFREY                By: /s/ DEAN M. KERL
   -----------------                  ------------------
Name: Will Jeffrey                     Name: Dean M. Kerl
Title: Escrow Agent/Lawyer             Title: President


GALACTICOMM TECHNOLOGIES, INC.


By: /s/ PETER BERG
  ----------------
Name: Peter Berg
Title: CEO


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